Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

AgEagle Aerial Systems Inc.

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-252801) of AgEagle Aerial Systems Inc., of our report dated April 10, 2020, relating to the consolidated financial statements of AgEagle Aerial Systems Inc. for the fiscal year ended December 31, 2019, appearing in this Annual Report on Form 10-K for the year ended December 31, 2020.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

D. Brooks and Associates CPAs, P.A.

Palm Beach Gardens, FL

March 31, 2021